UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 26, 2016

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

382 N. Lemon Ave., Ste. 364, Walnut, California		91789
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement Dated August 26, 2016

On August 26, 2016, Dr. Kevin Schewe, Director of the Registrant, made a $31,000 loan to the Registrant in conjunction with the Loan Agreement entered into with the Registrant on January 25, 2016. In the Loan Agreement, Schewe agreed, subject to satisfaction of certain conditions, including among other things, Schewe’s satisfaction with the use of proceeds of past loans, to provide loans of up to $300,000 as required by the Registrant for a one-year period. The loans would be evidenced by a Secured Convertible Note. The loans accrue interest at 8% per annum and are secured by all assets of the Registrant. At Schewe's election, the notes are convertible into shares of Registrant common stock at a price equal to 20% of the average closing price of the Registrant's common stock for the 20 trading days immediately preceeding the date of the loan. Each note matures on the first anniversary of the issuance date of such note. If Schewe chooses to convert, the $31,000 loan made on August 26, 2016 would convert into 77,500,000 shares of Registrant common stock at a common stock price of $0.0004 per share.

Including the newest loan, Schewe has made cumulative loans to the Registrant totaling $221,000 since the execution of the Loan Agreement.

The Note for the loan on August 26, 2016 is attached hereto as Exhibit 10.1.

Notice of Conversion of August 26, 2016 Loan

On August 26, 2016, Dr. Kevin Schewe, Director of the Registrant, in conjunction with the Loan Agreement entered into with the Registrant on February 26, 2016, converted $31,000 of loans that he previously made to the Registrant into shares of Registrant common stock.

Schewe had made a $31,000 loan to the Registrant on August 26, 2016. The $31,000 loan owed to him converted into 77,500,000 shares of Registrant common stock at a conversion price of $0.0004 per common share.

Item 3.02 Unregistered Sales of Equity Securities.

On August 26, 2016, the Registrant issued 77,500,000 shares of Registrant common stock to Dr. Kevin Schewe, Director of the Registrant, related to a loan on August 26, 2016. The shares were issued related to the conversion by Schewe of a convertible note as discussed in detail in Item 1.01. The Registrant relied upon Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of its stock. It believed that Section 4(2) was available because the offer and sale was not a public offering of its securities and there was no general solicitation or general advertising involved in the offer or sale.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2016, pursuant to an Employment Agreement entered into on July 10, 2015, between the Registrant and Mr. Haris Basit, CEO, the Registrant issued 18,750,000 non-qualified stock options out of its existing stock plan to Mr. Basit. The stock options will vest immediately and were issued at $0.0025 per share which represents fair market value on the date of grant.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

10.1 Senior Secured Convertible Promissory Note dated August 26, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

August 30, 2016	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Senior Secured Convertible Promissory Note dated August 26, 2016.